FIRST AMENDMENT TO PARTICIPATION AGREEMENT

THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT is made as of this 22nd day of July, 2009, by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY, FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY, PUTNAM VARIABLE TRUST, and PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP, collectively, “the Parties”. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Original Agreement (defined below).

RECITALS

WHEREAS, the Parties are parties to a Fund Participation Agreement dated April 30, 2008 (the “Original Agreement”);

WHEREAS, the Parties desire and agree to amend the Original Agreement by deleting in its entirety Schedule B of the Agreement and replacing it with the Schedule B attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Original Agreement as follows:

1.	Schedule B of the Original Agreement is hereby replaced in its entirety with Schedule B as attached and incorporated by reference to this Amendment.

2.	In all other respects, the terms of the Original Agreement shall remain in full force and effect.

[intentionally left blank]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 22nd day of July, 2009.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Ron Laeyendecker

Name:	Ron Laeyendecker
Title.	Senior Vice-President
Date:	7/22/09

FIRST GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Ron Laeyendecker

Name:	Ron Laeyendecker
Title:	Senior Vice-President
Date:	7/22/09

PUTNAM VARIABLE TRUST

By its authorized officer,

By:	/s/ Jonathan Horwitz

Name:	Jonathan Horwitz
Title:	Fund Treasurer
Date:	8/5/09

PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP

By its authorized officer,

By:	/s/ Mark Coneeny

Name:	Mark Coneeny
Title:	Managing Director
Date:	7/29/09

SCHEDULE B

Authorized Funds and Fees

Authorized Funds	12b-1 Fees

All Class IA portfolios or series of the	Not Applicable
Putnam Variable Trust

All Class IB portfolios or series of the
Putnam Variable Trust	.25% per annum

3